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                                                                    EXHIBIT 23.4


The Board of Directors
Aeronomics Incorporated:


     We hereby consent to the references to our firm and to the valuation analysis regarding the merger of (i) Aeronomics Incorporated and DFI/Aeronomics Incorporated and the merger of (ii) Decision Focus Incorporated and DFI/Aeronomics Incorporated, in this Registration Statement of DFI/Aeronomics Incorporated on Form S-4.


                                 HOULIHAN LOKEY HOWARD & ZUKIN


San Francisco, California
June 25, 1997